SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 20, 2004

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events

On May 20, 2004, the board of directors of ONEOK, Inc., declared a two-cent per share increase in the quarterly dividend to 23 cents per share of ONEOK, Inc. common stock. The dividend is payable August 16, 2004, to shareholders of record at the close of business on July 30, 2004.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits
(a)	Financial Statements of Businesses Acquired
Not applicable.

(b)	ProForma Financial Information
Not applicable.

(c)	Exhibits
99.1 Press release issued by ONEOK, Inc. dated May 20, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	May 20, 2004	By:	/s/ Jim Kneale
Jim Kneale
Senior Vice President, Treasurer
and Chief Financial Officer
(Principal Financial Officer)

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Exhibit 99.1
[ONEOK Logo]	News

May 20, 2004	Analyst Contact: Weldon Watson
918-588-7158
Media Contact: Lori Webster
918-588-7570

ONEOK increases dividend by 9.5 percent

Tulsa, Okla. -- The board of directors of ONEOK, Inc. (NYSE:OKE) today declared a quarterly dividend of 23 cents per share of common stock, an increase of 9.5 percent, payable August 16, 2004, to shareholders of record at the close of business July 30, 2004.

The dividend is an increase of two cents per share over the previous quarterly dividend of 21 cents per share. This increases ONEOK's annual dividend from 84 cents to 92 cents per share of common stock.

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ONEOK, Inc. is a diversified energy company involved primarily in oil and gas production, natural gas processing, gathering, storage and transmission in the mid-continent areas of the United States. The company's energy marketing and trading operations provide service to customers in most states. The company is the largest natural gas distributor in Kansas and Oklahoma, and the third largest in Texas, operating as Kansas Gas Service, Oklahoma Natural Gas and Texas Gas Service, serving almost 2 million customers.

For information about ONEOK, Inc. visit the Web site: www.oneok.com.

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